Exhibit 99.1

AT VITAL IMAGES:	AT PADILLA SPEER BEARDSLEY:
Peter J. Goepfrich	Nancy A. Johnson, (612) 455-1745
Chief Financial Officer	Marian Briggs, (612) 455-1742
(952) 487-9500	njohnson@psbpr.com/mbriggs@psbpr.com
www.vitalimages.com

FOR IMMEDIATE RELEASE

VITAL IMAGES ANNOUNCES SECOND QUARTER RESULTS

Reports Cash and Investment Position of $141 Million,

Positive Adjusted EBITDA and Certain Non-Cash Charges

Minneapolis, August 5, 2009 — Vital Images, Inc. (NASDAQ: VTAL), a leading provider of advanced visualization and analysis solutions, today reported financial results for the second quarter ended June 30, 2009. Second quarter revenue was $13.4 million, compared to $15.7 million for the second quarter of 2008. Second quarter net loss was $(19.6) million, or $(1.37) per diluted share, which included $18.1 million of non-cash charges representing $(1.27) per diluted share, compared to a net loss of $(1.6) million, or $(0.09) per diluted share, for the second quarter of 2008.

Second quarter adjusted EBITDA (a non-GAAP measure) was $520,000, compared to negative adjusted EBITDA of $(936,000) for the second quarter of 2008. Second quarter non-cash charges of $18.1 million consisted of a $15.0 million valuation allowance against the company’s deferred tax assets and a $3.1 million write-off of capitalized costs relating to the unimplemented portion of the company’s enterprise resource planning system due to continued cost-control efforts. The non-cash charges have no impact on Vital Images’ cash flow or liquidity. The company generated $931,000 in cash flow from operations in the first six months of 2009.

Michael H. Carrel, Vital Images president and chief executive officer, said, “While the economic downturn continues to constrain hospital capital spending and, as a result, our revenue, we remain confident in our ability to remain cash flow positive and that our enterprise strategy of providing anywhere, anytime access to our industry-leading clinical software applications is the best way to serve patients, physicians and hospitals.”

Carrel continued, “Given our resources, we are continuing to make strategic investments in research and development, services and improving market share while maintaining positive adjusted EBITDA in 2009. Once hospital spending rebounds, we will be in an excellent position to return to revenue and earnings growth.”

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Financial Summary

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2009		2008		2009		2008
Revenue:
License fees	$4,565		$7,706		$10,559		$17,064
Maintenance and services	8,371		7,811		16,932		15,345
Hardware	439		190		672		615
Total revenue	$13,375		$15,707		$28,163		$33,024

Revenue by channel and as a percent of total revenue:
Direct and other distributors	$5,826	44%	$7,824	50%	$12,381	44%	$16,358	50%
Toshiba	7,549	56	7,883	50	15,782	56	16,666	50
Total revenue	$13,375	100%	$15,707	100%	$28,163	100%	$33,024	100%

Revenue by geography:
United States	$8,995		$11,987		$18,679		$25,211
Europe	2,352		1,921		5,015		3,960
Asia and Pacific	795		924		2,143		1,949
Other foreign	1,233		875		2,326		1,904
Total revenue	$13,375		$15,707		$28,163		$33,024
Export revenue as a percent of total revenue:	33%		24%		34%		24%

•                  Cash and investments were $141.1 million as of June 30, 2009, compared to $144.9 million as of March 31, 2009. During the second quarter of 2009, the company repurchased 236,000 shares of its common stock for $2.5 million under its publicly announced share repurchase program. As of June 30, 2009, up to 618,000 shares remained to be purchased under the program.

•                  As noted above, the company recorded $18.1 million of non-cash charges during the second quarter of 2009 which consisted of:

•                  A $15.0 million valuation allowance against the company’s deferred tax assets. Accounting standards require, except in very limited circumstances, that a valuation allowance be established when there are cumulative losses in recent years. Therefore, the company established a valuation allowance against its deferred tax assets. The company may be able to utilize some if not all of the assets to reduce tax payments if pretax results improve in future periods.

•                  A $3.1 million write-off of capitalized costs relating to the unimplemented portion of the company’s enterprise resource planning system due to continued cost-control efforts.

•                  Operating Expenses Summary:

•                  Sales and marketing, research and development, and general and administrative expenses for the 2009 second quarter decreased 25 percent to $11.9 million, compared to $15.8 million for the same period in 2008. The decrease was due primarily to the reduction in workforce in November 2008 and other cost-control measures.

•                  Sales and marketing expense was $6.0 million for the 2009 second quarter, compared to $8.1 million for the same period in 2008. The decrease was due primarily to lower compensation costs and reduced commission expense associated with a decrease in sales.

•                  Research and development expense was $3.2 million for the 2009 second quarter, compared to $4.4 million for the same period in 2008. Lower compensation costs and reduced utilization of consultants contributed to the expense decrease.

•                  General and administrative expense was $2.7 million for the second quarter of 2009, compared to $3.3 million for the same period in 2008, due primarily to lower compensation costs and other cost-control measures.

Non-GAAP Information

To supplement the company’s condensed consolidated financial statements presented on a GAAP basis, Vital Images uses adjusted EBITDA (a non-GAAP measure), which is adjusted to exclude certain items to enhance the overall understanding of our past financial performance. These adjustments to GAAP results are made with the intent of providing both management and investors a more complete understanding of Vital Images’ underlying operational results and trends and our marketplace performance. In addition, these non-GAAP results are among the information management uses to establish internal operating budgets, supplement the financial results and forecasts reported to the company’s board of directors, determine a portion of bonus compensation for executive officers and certain other key employees, and evaluate short-term and long-term operating trends in the company’s core operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP and may not be computed the same as similarly titled measures used by other companies.

The following is a reconciliation from GAAP results to adjusted EBITDA:

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Adjusted EBITDA (in thousands):
Operating loss	$(4,959)	$(3,719)	$(5,912)	$(6,309)
Equity-based compensation	982	1,310	1,974	2,542
Depreciation and amortization of property and equipment	1,260	1,212	2,545	2,456
Amortization of identified intangibles	90	261	246	522
Asset impairment	3,147	—	3,147	—
Adjusted EBITDA	$520	$(936)	$2,000	$(789)

Conference Call and Webcast

Vital Images will host a live webcast of its second quarter earnings conference call, Thursday, August 6, 2009 at 10:30 a.m. CT. To access this webcast, go to the investors’ portion of the company’s Web site, www.vitalimages.com, and click on the webcast icon. If you wish to listen to an audio replay of the conference call, dial (888) 203-1112 and enter conference call ID #8443855. The audio replay will be available beginning at 2:00 p.m. CT on Thursday, August 6, 2009 through 5:00 p.m. CT on Thursday, August 20, 2009.

About Vital Images

Vital Images, Inc., headquartered in Minneapolis, is a leading provider of advanced visualization and analysis software solutions. The company’s technology gives radiologists, cardiologists, oncologists and other medical specialists time-saving productivity and communications tools that can be accessed throughout the enterprise and via the Web for easy use in the day-to-day practice of medicine. For more information, visit www.vitalimages.com.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to enjoy the protection of the safe harbor for forward-looking statements provided by that Act. These statements involve risks and uncertainties which could cause results to differ materially from those projected, including but not limited to dependence on market growth, challenges associated with international expansion, the ability to predict product, customer and geographic sales mix, fluctuations in interest rates, regulatory approvals, the timely introduction, availability and acceptance of new products, the impact of competitive products and pricing, dependence on major customers, the ability to successfully manage operating costs, fluctuations in quarterly results, approval of products for reimbursement and the level of reimbursement, and other factors detailed from time to time in Vital Images’ SEC reports, including its annual report on Form 10-K for the year ended December 31, 2008. Vital Images encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this release. The forward-looking statements made in this release are made only as of the date of this release, and, except as may be required by law, the company undertakes no obligation to update them to reflect subsequent events or circumstances.

Vital Images® and Vitrea® are registered trademarks of Vital Images, Inc. Vital Images disclaims any proprietary interest in the marks and names of others.

Vital Images, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Revenue:
License fees	$4,565	$7,706	$10,559	$17,064
Maintenance and services	8,371	7,811	16,932	15,345
Hardware	439	190	672	615
Total revenue	13,375	15,707	28,163	33,024

Cost of revenue:
License fees	558	1,011	1,528	2,164
Maintenance and services	2,268	2,479	4,645	5,051
Hardware	424	111	633	306
Total cost of revenue	3,250	3,601	6,806	7,521

Gross profit	10,125	12,106	21,357	25,503

Operating expenses:
Sales and marketing	6,040	8,117	11,995	16,168
Research and development	3,184	4,378	6,445	8,663
General and administrative	2,713	3,330	5,682	6,981
Asset impairment	3,147	—	3,147	—
Total operating expenses	15,084	15,825	27,269	31,812

Operating loss	(4,959)	(3,719)	(5,912)	(6,309)

Interest income	330	1,159	760	2,844
Loss before income taxes	(4,629)	(2,560)	(5,152)	(3,465)
Provision (benefit) for income taxes	14,992	(983)	14,720	(1,294)
Net loss	$(19,621)	$(1,577)	$(19,872)	$(2,171)

Net loss per share — basic and diluted	$(1.37)	$(0.09)	$(1.38)	$(0.13)

Weighted average common shares outstanding - basic and diluted	14,288	16,827	14,402	16,951

Vital Images, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share amounts)

(Unaudited)

	June 30,	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$110,106	$109,706
Marketable securities	14,117	37,287
Accounts receivable, net	11,369	13,047
Deferred income taxes	—	654
Prepaid expenses and other current assets	1,931	2,179
Total current assets	137,523	162,873
Marketable securities	16,879	—
Property and equipment, net	7,251	11,519
Deferred income taxes	—	13,904
Other intangible assets, net	562	808
Goodwill	9,089	9,089
Total assets	$171,304	$198,193

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,364	$3,792
Accrued compensation	2,624	2,936
Accrued royalties	419	1,057
Other current liabilities	2,405	1,947
Deferred revenue	15,847	17,724
Total current liabilities	23,659	27,456
Deferred revenue	1,131	1,164
Deferred rent	676	882
Total liabilities	25,466	29,502

Stockholders’ equity:
Preferred stock: $0.01 par value; 5,000 shares authorized; none issued or outstanding	—	—
Common stock: $0.01 par value; 40,000 shares authorized; 14,259 issued and outstanding as of June 30, 2009; and 14,673 shares issued and outstanding as of December 31, 2008	143	147
Additional paid-in capital	165,805	168,738
Accumulated deficit	(20,252)	(380)
Accumulated other comprehensive income	142	186
Total stockholders’ equity	145,838	168,691
Total liabilities and stockholders’ equity	$171,304	$198,193

Vital Images, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	For the Six Months Ended
	June 30,
	2009	2008
Cash flows from operating activities:
Net loss	$(19,872)	$(2,171)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property and equipment	2,545	2,456
Amortization of identified intangibles	246	522
Asset impairment	3,147	—
Provision for doubtful accounts	88	259
Deferred income taxes	14,664	(1,294)
Excess tax benefit from stock transactions	—	(157)
Amortization of discount and accretion of premium on marketable securities	190	(428)
Employee stock-based compensation	1,974	2,542
Amortization of deferred rent	(196)	(186)
Changes in operating assets and liabilities:
Accounts receivable	1,590	1,735
Prepaid expenses and other assets	248	(137)
Accounts payable	(1,207)	111
Accrued expenses and other liabilities	(576)	571
Deferred revenue	(1,910)	801
Net cash provided by operating activities	931	4,624

Cash flows from investing activities:
Purchases of property and equipment	(1,645)	(2,792)
Purchases of marketable securities	(16,774)	(68,427)
Proceeds from maturities of marketable securities	22,725	36,917
Proceeds from sale of marketable securities	—	1,581
Net cash provided by (used in) investing activities	4,306	(32,721)

Cash flows from financing activities:
Repurchases of common stock	(5,757)	(13,309)
Proceeds from sale of common stock under stock plans	920	999
Excess tax benefit from stock transactions	—	157
Net cash used in financing activities	(4,837)	(12,153)

Net increase (decrease) in cash and cash equivalents	400	(40,250)
Cash and cash equivalents, beginning of period	109,706	146,685
Cash and cash equivalents, end of period	$110,106	$106,435

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